Exhibit 99.1
Press Releases

Mimi Hancock, Ph.D., Joins Bionovo's Board of Directors

EMERYVILLE, Calif., April 26 /PRNewswire-FirstCall/ -- Bionovo, Inc. (OTC Bulletin Board: BNVI) has appointed Dr. Mimi Hancock to the company's Board of Directors. Dr. Hancock is a member of the Spencer Stuart Life Sciences Practice. Dr. Hancock will serve on the compensation and nominations committees. Her appointment expands Bionovo's board to seven members.

Dr. Hancock's experience has given her the opportunity to work for organizations ranging from emerging life science companies to multinational biotechnology and pharmaceutical firms. She has executed searches for senior executives in general management, board directors, discovery and clinical research, product development and a variety of commercial positions. Dr. Hancock began her search career in 1994.

Previously, Dr. Hancock served as vice president of operations and co-founder at Avigen, a startup gene therapy company. For two years prior, she was the director of cell biology for Somatix Therapy Corporation, a publicly held company focused on gene therapy. Earlier in her career, Dr. Hancock held a series of positions at Triton Biosciences, where she conducted pioneering research targeting the Her2/neu oncogene (Hancock, et. al.; Cancer Research; 51, 4574-4580, 1991). This therapeutic approach was ultimately developed and marketed for the treatment of breast cancer. Dr. Hancock began her career in healthcare with Peralta Cancer Research Institute as a staff scientist. She holds four patents and has previously published and lectured extensively on the genetics and cell biology of breast cancer.

Dr. Hancock received her B.A. with honors in biological sciences from the University of Chicago and her Ph.D. in genetics from the University of California, Berkeley. She was a postdoctoral fellow at Stanford University where she was the recipient of a Damon Runyon/Walter Winchell Cancer Fund Fellowship. Dr. Hancock is currently a Director for Stellar Spa, Corte Madera, CA, a privately held company.

"As we continue to advance the business, we are pleased to welcome Dr. Hancock, and are looking forward to leveraging her multi-faceted scientific and pharmaceutical industry experience," said Dr. Isaac Cohen, chairman, CEO and president of Bionovo. "We are confident that Dr. Hancock's successful track record and leadership roles will only serve to further strengthen the board and provide the company with valuable expertise in the future growth of the company."

Bionovo, Inc.

Bionovo is a drug development company focusing on the discovery of novel pharmaceutical agents for cancer and women's health. The company has two drugs in clinical testing. MF101 is currently in Phase 2 for quality of life conditions associated with menopause, and BZL101 is in Phase 1/2 for the treatment of advanced breast cancer. The company has an additional pipeline of drugs in development for breast cancer, pancreatic cancer and other menopausal symptoms. The company is developing its products in close collaboration with leading U.S. academic research centers, including the University of California, San Francisco, University of Colorado Health Sciences Center, and University of California, Berkeley. For further information please visit: http://www.bionovo.com.

Forward-Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.